                                                                                                                                                               For Immediate Release
                                                                   Exhibit 99.01

                 SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2005

     MT. LAUREL, NEW JERSEY,  AUGUST 10, 2005 . . . SL INDUSTRIES,  INC. (AMEX &
PHLX:  SLI) announced today that net sales for the second quarter ended June 30,
2005 were $31,259,000, compared to $30,508,000 for the second quarter last year, an increase of $751,000,  or 2.5%.  Net income from  continuing  operations  was
$1,358,000,  or $0.24 per diluted share,  compared to net income from continuing operations of  $1,559,000,  or $0.26 per diluted  share,  for the same period in
2004.

     Net sales from continuing operations for the six months ended June 30, 2005 were $63,715,000,  compared to net sales of $57,150,000 for the six months ended
June 30, 2004, an increase of $6,565,000,  or 11.5%.  Net income from continuing operations for the six months ended June 30, 2005 was  $3,327,000,  or $0.58 per diluted share,  compared to net income from continuing operations of $2,244,000, or $0.37 per diluted  share,  for the same period last year.  Net income for the six months  ended June 30,  2005 was  $3,026,000,  or $0.53 per  diluted  share, compared to net income of $4,720,000,  or $0.79 per diluted share,  for the same period in 2004.  Included  in net income for 2004 was income  from  discontinued
operations of $2,516,000, net of tax, relating to the receipt of settlement fees
in  connection  with  the  Company's   dismissed  lawsuit  with  American  Power
Conversion  Corporation.  The settlement fees were recorded in the first quarter of 2004.

     Results for the Company's  four business  segments were  favorable over the first six months of 2005. Condor D.C. Power Supplies, Inc. recorded net sales of
$22,384,000  and  operating  income of  $2,428,000,  as compared to net sales of
$19,523,000 and operating income of $1,400,000 for the same period in 2004. Teal
Electronics  Corp.  recorded net sales of  $15,237,000  and operating  income of
$2,135,000,  as compared to net sales of  $14,801,000  and  operating  income of
$2,428,000  for the same  period last year.  SL  Montevideo  Technologies,  Inc.
recorded  net  sales of  $13,680,000  and  operating  income of  $1,824,000,  as compared to net sales of $11,783,000 and operating  income of $1,259,000 for the first six months of 2004. RFL Electronics Inc. recorded net sales of $12,414,000 and operating income of $1,316,000,  as compared to net sales of $11,043,000 and operating income of $836,000 for the same period last year.

     Engineering  and product  development  expenses for the first six months of
2005 increased by $193,000,  or approximately 4%, as compared to the same period last year. Increased research and development costs were recorded at each of the
Company's subsidiaries,  except RFL which had incurred significant  expenditures in 2004 related to its development of several new products.

     The Company  reported net new orders of $32.4 million in the second quarter of 2005,  compared to net new orders of $32.0  million in the second  quarter of
2004. Backlog at June 30, 2005 was $42.7 million, as compared to $44.1 million a year earlier.

     Commenting  on  the  results,  Warren  Lichtenstein,   Chairman  and  Chief
Executive  Officer of SL Industries,  Inc.  said,  "We achieved solid  financial results for the period in all of the Company's business  segments.  In the Power
Electronics  Group,  strong  demand by  medical  equipment  manufacturers  drove increased sales at Teal and Condor.  Teal experienced lower profitability due to higher  prices  for  certain  raw  materials,  resulting  in lower  income  from operations on slightly higher sales. We expect margin  improvements at Teal over the second half of the year,  as it begins to realize  cost savings from several initiatives implemented in the second quarter.

     "SL-MTI continues to perform well.  Defense related aerospace bookings have been  increasing at a steady rate.  Strong sales to new medical  customers  also contributed  to the  six-month  results.  Bookings in the  commercial  aerospace segment continue to be sluggish."

     Lichtenstein  continued,  "RFL Electronics experienced increased demand for each  of its  product  lines,  except  teleprotection  equipment,  in the  first quarter.  During  the second  quarter,  the  domestic  market  experienced  weak business  activity.  We believe this trend will  reverse  itself with the recent enactment of the federal energy legislation, which should attract new investment capital into RFL's domestic market. Additionally, in the second half of the year
RFL should  benefit from  industry  acceptance of several new products that were introduced in the first quarter. In the interim,  RFL has taken steps to contain its cost structure to be in line with current sales activity."

     "Corporate and other  expenses,  which relate to corporate  administration,
strategic  management  and  oversight,   capital  financing,   risk  management,
corporate  governance and controls,  legal and litigation  activities and public reporting  expenses were  $2,876,000  for the six months ended June 30, 2005, as compared to $2,440,000  for the same period in 2004. The increase of $436,000 is primarily  attributable to the salaries of the Company's chief operating officer and tax  manager,  who were added to the  corporate  staff in  mid-2004,  and to expenses related to stock-based compensation for certain senior executives."

     Lichtenstein  added, "On August 3, the Company entered into a new revolving loan facility with Bank of America,  which  provides for borrowings of up to $25 million, and under certain  circumstances up to $30 million, and continues for a term of three years.  The new loan  agreement  requires that the Company  comply with certain financial covenants, including a maximum ratio of total funded debt to EBITDA,  minimum levels of interest coverage and net worth and limitations on capital  expenditures,  as defined therein. The terms of the new credit facility will provide the Company with greater financial  flexibility.  More importantly, we believe that Bank of America will be a valuable partner to the Company, as we move forward to execute our multi-year strategic plan."

     Lichtenstein   concluded,   "On  May  25,  the  Company   held  its  Annual
Shareholders Meeting, at which time shareholders re-elected all of the directors standing for re-election by margins exceeding 96%. On behalf of the entire Board of Directors, we thank our shareholders for their continued support."

ABOUT SL INDUSTRIES, INC.
     SL Industries,  Inc. designs,  manufactures and markets power  electronics, power motion, power protection,  teleprotection and communications equipment and systems  that is used in a variety of  medical,  aerospace,  computer,  datacom, industrial, telecom, transportation and electric power utility applications. For more information  about SL Industries,  Inc. and its products,  please visit the
Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS
     This press release contains statements that are forward-looking  statements within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
These  statements are based on current  expectations,  estimates and projections about the Company's  business based, in part, on assumptions made by management.
These  statements  are not guarantees of future  performance  and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore,  actual outcomes and results may differ  materially from what is expressed or forecasted in such  forward-looking  statements due to numerous  factors,  including  those described  above and the  following:  the  effectiveness  of the cost  reduction initiatives  undertaken  by the  Company,  changes in demand  for the  Company's products,  product mix, the timing of customer orders and deliveries, the impact of  competitive  products  and  pricing,  constraints  on  supplies  of critical components, excess or shortage of production capacity,  difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition,  such  statements  could be  affected by general  industry  and market conditions and growth rates,  and general  domestic and  international  economic conditions.  Such forward-looking  statements speak only as of the date on which they are made,  and the Company does not undertake any  obligation to update any forward-looking  statement to reflect events or circumstances  after the date of this release.

                                (TABLE ATTACHED)

CONTACT:
David Nuzzo, Chief Financial Officer
E-mail:  David.Nuzzo@slindustries.com
Phone:  856-727-1500, ext. 5515
Facsimile:  856-727-1683

                               SL INDUSTRIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                              June 30,      December 31,
                                                                2005            2004
                                                                ----            ----
                                                            (Unaudited)
                                                            -----------
ASSETS
Current assets:
    Cash and cash equivalents                                 $ 4,308         $ 2,659
    Marketable securities                                         639            --
    Accounts and notes receivables, net                        17,725          15,734
    Inventories, net                                           15,349          15,839
    Other current assets                                        3,984           3,758
                                                              -------         -------
       Total current assets                                    42,005          37,990
                                                              -------         -------

    Property, plant and equipment, net                          8,421           8,509
    Intangible assets, net                                     11,443          11,512
    Other assets                                                4,455           5,073
                                                              -------         -------
        Total assets                                          $66,324         $63,084
                                                              =======         =======

    Long term debt due within one year                        $ 1,688         $   559
    Other current liabilities                                  17,036          17,935
    Long term debt, less portion due within one year             --             1,456
    Other liabilities                                           5,304           5,447
    Shareholders' equity                                       42,296          37,687
                                                              -------         -------
        Total liabilities and shareholders' equity            $66,324         $63,084
                                                              =======         =======

                                                         SL INDUSTRIES, INC.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (In thousands, except per share amounts)
                                                             (unaudited)

                                                                              Three-Months Ended               Six-Months Ended
                                                                                   June 30,                        June 30,
                                                                             2005            2004            2005            2004

Net sales ..........................................................       $ 31,259        $ 30,508        $ 63,715        $ 57,150

Cost and expenses:
    Cost of products sold ..........................................         19,830          19,120          40,425          36,165
    Engineering and product development ............................          2,454           2,376           4,777           4,584
    Selling, general and administrative ............................          6,388           6,256          12,715          11,976
    Depreciation and amortization ..................................            497             468             971             942
                                                                           --------        --------        --------        --------
Total costs and expenses ...........................................         29,169          28,220          58,888          53,667
                                                                           --------        --------        --------        --------

Income from operations .............................................          2,090           2,288           4,827           3,483
Other income (expense):
    Amortization of deferred financing costs .......................           (112)           (112)           (224)           (224)
    Interest income ................................................             38              18              67              61
    Interest expense ...............................................            (61)            (59)           (149)           (148)
                                                                           --------        --------        --------        --------

Income from continuing operations before income taxes ..............          1,955           2,135           4,521           3,172

Income tax provision ...............................................            597             576           1,194             928
                                                                           --------        --------        --------        --------
Income from continuing operations ..................................          1,358           1,559           3,327           2,244
Income (loss) from discontinued operations (net of tax) ............           (231)             20            (301)          2,476
                                                                           --------        --------        --------        --------
Net income .........................................................       $  1,127        $  1,579        $  3,026        $  4,720
                                                                           ========        ========        ========        ========

BASIC NET INCOME (LOSS) PER COMMON SHARE ...........................                                                              *
    Income from continuing operations ..............................       $   0.25        $   0.27        $   0.60        $   0.38
    Income (loss) from discontinued operations (net of tax) ........          (0.04)           0.00           (0.05)           0.42
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.20        $   0.27        $   0.55        $   0.80
                                                                           ========        ========        ========        ========
DILUTED NET INCOME (LOSS) PER COMMON SHARE .........................                                                              *
    Income from continuing operations ..............................       $   0.24        $   0.26        $   0.58        $   0.37
    Income (loss) from discontinued operations (net of tax) ........          (0.04)           0.00           (0.05)           0.41
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.20        $   0.26        $   0.53        $   0.79
                                                                           ========        ========        ========        ========
Shares used in computing basic net income (loss)
  per common share .................................................          5,533           5,880           5,503           5,909
Shares used in computing diluted net income (loss)
  per common share .................................................          5,763           5,984           5,699           6,007

* EARNINGS PER SHARE DOES NOT ADD DUE TO ROUNDING.

                                                         SL INDUSTRIES, INC.
                                           CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                                           (In thousands)
                                                             (unaudited)

                                                                             Three-Months Ended                 Six-Months Ended
                                                                                  June 30,                           June 30,
                                                                            2005             2004             2005             2004
                                                                           ------           ------           ------           ------

Net income .....................................................           $1,127           $1,579           $3,026           $4,720
Other comprehensive income (net of tax):
        Unrealized gain on securities ..........................               34             --                 47             --
                                                                           ------           ------           ------           ------
Comprehensive income ...........................................           $1,161           $1,579           $3,073           $4,720
                                                                           ======           ======           ======           ======